UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

1451 Route 34, Suite 303
Farmingdale, NJ 07727
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, Ms. Sharon Lee Cook was appointed to the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”) to serve out the term of Ms. Regina Lowrie who passed away on January 1, 2023.  At the same time, Ms. Cook was appointed to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees of the Board.  She will serve as the Chairman of the Compensation Committee of the Board.  Ms. Cook is independent under the standards of the New York Stock Exchange.  There are no transactions or relationships involving Ms. Cook and the Company that are required to be disclosed pursuant to Item 404 of Regulation S-K.  Ms. Cook will participate in the same compensation programs as the other non-management directors.

As a result of Ms. Cook’s appointment to the Board, the Company has regained compliance with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Listed Company Manual”), which requires that the audit committee of a NYSE-listed company consist of at least three members, each of whom is an independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: March 13, 2023
By:	/s/ Michael Hutchby
Name:	Michael Hutchby
Title:	Chief Financial Officer